As filed with the Securities and Exchange Commission on October 25, 2021

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT

Under
THE SECURITIES ACT OF 1933

Synchronoss Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	06-1594540
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 Crossing Blvd., 3rd Floor
Bridgewater, New Jersey 08807
(866) 620-3940
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeff Miller
Chief Executive Officer
200 Crossing Blvd., 3rd Floor
Bridgewater, New Jersey 08807
(866) 620-3940
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Lou Ferraro Acting Chief Financial Officer 200 Crossing Blvd., 3rd Floor Bridgewater, NJ 08807 (866) 620-3940	Christina Gabrys Chief Legal Officer 200 Crossing Blvd., 3rd Floor Bridgewater, NJ 08807 (866) 620-3940	Marc Dupre, Esq. Keith Scherer, Esq. Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP One Marina Park Drive, Suite 900 Boston, MA 02210 (617) 648-9100

Approximate date of commencement of proposed sale to the public:
As soon as practicable, after the effective date of this Registration Statement, subject to market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-248133

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Debt Securities	$3,000,000	$278.10

(1)	The Registrant previously registered such indeterminate number of securities as would have an aggregate offering price not to exceed $250,000,000 on a Registration Statement on Form S-3 (File No. 333-248133) filed on August 18, 2020, and declared effective on August 28, 2020 (the “Prior Registration Statement”). Of such securities, an aggregate of $235,000,000 have been sold under such Prior Registration Statement, leaving a remaining balance of $15,000,000 as of the date of this filing. The Registrant is filing this registration statement solely for the purpose of increasing the aggregate principal amount of securities being offered by $3,000,000 pursuant to Rule 462(b) of the Securities Act of 1933, as amended.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended.

This Registration Statement relates to the Registration Statement on Form S-3 (File No. 333-248133) (the “Prior Registration Statement”), declared effective on August 28, 2020 by the Commission, and is being filed for the purpose of registering additional securities in an amount that does not exceed 20% of the Proposed Maximum Aggregate Offering Price of securities remaining available for issuance under the Prior Registration Statement. The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Prior Registration Statement, including each of the documents filed by the Registrant with the Commission and incorporated or deemed to be incorporated by reference therein and all exhibits thereto. The required opinion and consents are listed on the Exhibit Index included herein, and are filed with this Registration Statement.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
5.1	Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
23.1	Consent of Ernst & Young, LLP, Independent Registered Public Accounting Firm relating to the Financial Statements of the Company
23.2	Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (include on signature page)

Signatures

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Bridgewater, State of New Jersey, on October 25, 2021.

Synchronoss Technologies, Inc.

By:	/s/ Jeff Miller
Jeff Miller Chief Executive Officer

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Jeff Miller, Lou Ferraro and Christina Gabrys, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, with full power of each to act alone, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement on Form S-3 (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise) with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Stephen G. Waldis	Executive Chairman of the Board	October 25, 2021
Stephen G. Waldis

/s/ Jeff Miller	Director and Chief Executive Officer	October 25, 2021
Jeff Miller	(Principal Executive Officer)

/s/ Lou Ferraro	Acting Chief Financial Officer	October 25, 2021
Lou Ferraro	(Principal Financial and Accounting Officer)

/s/ William J. Cadogan	Director	October 25, 2021
William J. Cadogan

/s/ Mohan Gyani	Director	October 25, 2021
Mohan Gyani

/s/ Laurie Harris	Director	October 25, 2021
Laurie Harris

/s/ Kristin S. Rinne	Director	October 25, 2021
Kristin S. Rinne

/s/ Martin Bernstein	Director	October 25, 2021
Martin Bernstein